SETTLEMENT AND RELEASE AGREEMENT

THIS AGREEMENT is made this 27th day of January, 2005, by and between the Commonwealth of Pennsylvania, acting by and through the Department of Community and Economic Development (“DCED”) and Verticalnet, Inc., a business corporation (“Verticalnet”) and Atlas Commerce, Inc. (“Atlas”).

WITNESSETH:

WHEREAS, DCED provides Opportunity Program Grants to businesses willing to meet certain criteria regarding business development and operations within the Commonwealth of Pennsylvania; and

WHEREAS, pursuant to an Opportunity Program Grant agreement no. 20-168-0018 (“the Verticalnet Agreement”), DCED agreed to provide the sum of $1,000,000.00 to Verticalnet, L.L.C., in consideration for the performance of certain business development criteria; and

WHEREAS, Verticalnet, L.L.C. received $1,000,000.00 pursuant to the Verticalnet Agreement; and

WHEREAS, pursuant to an Opportunity Program Grant agreement no. 20-168-0083 (“the Atlas Agreement”), DCED agreed to provide the sum of $600,000.00 to Atlas Commerce, Inc., which was merged into Atlas, in consideration for the performance of certain business development criteria; and

WHEREAS, Atlas Commerce, Inc. received $600,000.00 pursuant to the Atlas Agreement; and

WHEREAS, Verticalnet has assumed the obligations of Verticalnet, L.L.C. and Atlas Commerce, Inc. under the foregoing agreements; and

WHEREAS, a dispute has arisen between DCED and Verticalnet regarding the foregoing Opportunity Program Grant Agreements and DCED commenced an action against Verticalnet (PA DCED v. Verticalnet LLC, Court of Common Pleas Montgomery County, Civil Action No. 03-12308.) (“DCED Action”); and

WHEREAS, DCED, Verticalnet and Atlas have agreed to settle their disputes as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound, the parties hereby agree as follows:

1.	Verticalnet agrees to pay the sum of $400,000.00 in accordance with the terms and conditions contained set forth as follows:

a.	(i) The sum of $100,000.00 shall be paid on or before January 7, 2005; and

(ii) The balance shall be paid in three (3) equal quarterly installments of $100,000 each, on April 1, July 1 and October 1 of 2005.

b. All payments shall be sent to the following address:

Department of Community & Economic Development
400 North Street, Fourth Floor
Harrisburg, PA 17120
Attn.: Charles Rees Brown, Office of Chief Counsel

2.	Upon receipt of the final payment (“Final Payment”) required by paragraph 1, above, DCED shall: (a) execute the form of Release attached as Exhibit A pursuant to which it shall fully release and discharge Verticalnet and Atlas, their officers, directors and affiliates from all rights, claims, debts and actions it may have arising from the Verticalnet Agreement and the Atlas agreement; and (b) cause the DCED Action to be dismissed with prejudice.

3.	Upon making the Final Payment, Verticalnet and Atlas shall execute the form of Release attached hereto as Exhibit B pursuant to which it shall fully release and discharge DCED from all rights, claims, debts and actions it may have arising from the Verticalnet Agreement and the Atlas Agreement.

4.	Except as may be required by law, neither party shall disclose the existence or terms of this Agreement without the prior consent of the other party.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have set their hands and seals the first day above written:

WITNESS:	DEPARMENT OF COMMUNITY & ECONOMIC DEVELOPMENT

Scott D. Dunkelberger,
Chief Operating Officer

ATTEST: VERTICALNET, INC.

Name:
Title:

[Signatures continued on following page]

ATLAS COMMERCE, INC.

Name:
Title:

Approved as to form and legality

Office of Chief Counsel

EXHIBIT “A”
GENERAL RELEASE

For and in consideration of the sum of Four Hundred Thousand Dollars ($400,000) the receipt and sufficiency of which are hereby acknowledged, the Department of Community and Economic Development, for itself and its successors and assigns (hereinafter called “Releasors”), hereby releases, acquits, and forever discharges, and hereby does release, acquit, and forever discharge Verticalnet, Inc. (“Verticalnet”) AND Atlas Commerce, Inc. and their respective affiliates, successors and assigns (hereinafter, called “Releasees”), of and from all actions, causes of action, claims, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, damages, and costs whatsoever in law or in equity concerning, related to, arising out of, or in any way connected with the Opportunity Program Grant Agreements Nos. 20-168-0018 and 20-168-0083, including the action captioned, PA DCED v. Verticalnet LLC, Court of Common Pleas Montgomery County, Civil Action No. 03-12308, which Releasors, its successors, or assigns, shall, or may have from the beginning of the world to the date of this General Release.

IN WITNESS WHEREOF, intending to be legally bound hereby, Releasors have executed this Release this      day of      , 200     .

DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMOENT

By:

EXHIBIT “B”
GENERAL RELEASE

FOR VALUE RECEIVED, Verticalnet, Inc. and Atlas Commerce, Inc., for themselves and their successors and assigns (hereinafter called “Releasors”), hereby release, acquit, and forever discharge, and hereby do release, acquit, and forever discharge the Department of Community and Economic Development of the Commonwealth of Pennsylvania (“DCED”) its affiliates, successors and assigns (hereinafter, called “Releasees”), of and from all actions, causes of action, claims, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, damages, and costs whatsoever in law or in equity concerning, related to, arising out of, or in any way connected with the Opportunity Program Grant Agreements Nos. 20-168-0018 and 20-168-0083 which Releasors, its successors, or assigns, shall, or may have against Releasees from the beginning of the world to the date of this General Release.

IN WITNESS WHEREOF, intending to be legally bound hereby, Releasors have executed this Release this      day of      , 200     .

VERTICALNET, INC.

By:

ATLAS COMMERCE, INC.

By: